EXHIBIT 11

                           GLENAYRE TECHNOLOGIES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                      In Thousands Except Per Share Amounts

                                   (Unaudited)

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

                                                                 Nine Months Ended September 30,    Three Months Ended September 30,
                                                                    1996              1995              1996               1995
                                                                    ----              ----              ----               ----


Net Income..................................................      $53,740            $53,066          $13,801            $21,061
                                                                  ========           =======          ========           =======




PRIMARY EARNINGS PER SHARE:

Weighted average shares outstanding during the period.......       60,844            57,749            61,192             59,019
Common stock equivalents....................................        3,002             4,335             2,556              4,517
                                                                  -------           -------          --------             ------
                                                                   63,846            62,084            63,748             63,536
                                                                   ======            ======            ======             ======

Net income per share........................................       $ .84              $ .85            $ .22              $ .33
                                                                   ======             =====            =====              =====



FULLY DILUTED EARNINGS PER SHARE:

Weighted average shares outstanding during the period.......       60,844            57,749            61,192             59,019
Common stock equivalents....................................        3,023             4,915             2,556              4,689
                                                                  -------           -------           -------            -------
                                                                   63,867            62,664            63,748             63,708
                                                                   ======            ======            ======             ======

Net income per share........................................       $ .84              $ .85            $ .22              $ .33
                                                                   ======             =====            =====              =====


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